EXHIBIT 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into by and between SOUTHSIDE BANK (the “Company”) and JULIE SHAMBURGER (the “Employee”), effective as of the date of execution.

WHEREAS, the Company and the Employee have entered into an employment agreement dated June 4, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to increase the term of Employee’s employment pursuant to the terms and conditions contained in the Employment Agreement;

NOW, THEREFORE, the Company and the Employee agree as follows:

The Employment Agreement is hereby amended by deleting Section 3 in its entirety and replacing it with the following:

3.    Employment Term. Effective as of October 25, 2018 (the “First Amendment Date”), unless earlier terminated in accordance with Section 5 hereof, the Employee’s employment shall be for a three (3) year term (the “Amended Initial Term”), beginning on the First Amendment Date. Beginning on the first anniversary of the First Amendment Date and on each anniversary of the First Amendment Date thereafter, Employee’s employment with Company shall, without further action by the Employee or the Company, be extended by an additional one-year period (with any such extended period being referred to as the “Extended Term”); provided, however, that either party may cause Employee’s employment to cease to extend automatically by giving written notice to the other party not less than ninety (90) days prior to the next annual anniversary of the First Amendment Date. Upon such notice, Employee’s employment shall terminate upon the expiration of the Amended Initial Term or the then-current Extended Term, including any prior extensions. If Company elects to terminate the automatic extension, Section 9 shall no longer be applied following termination of employment. For purposes of this Agreement, the entire period of Employee’s employment shall be referred to as the “Employment Period.”

Except as modified by this Amendment, the Employment Agreement remains in full force and effect. This Amendment and the Employment Agreement, as previously amended, when construed together, constitute the entire agreement of the parties with respect to the matters addressed herein.

(Signature on following page)

EXECUTED on the 25th day of October, 2018.

EMPLOYEE:	SOUTHSIDE BANK

/s/ Julie N. Shamburger	/s/ Lee R. Gibson
Julie N. Shamburger	By: Lee R. Gibson
Its: President and Chief Executive Officer